                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              JPS Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

-------
  JPS
-------
                                      JPS INDUSTRIES, INC.
                 555 North Pleasantburg Drive - Suite 202 - Greenville, SC 29607
                         Phone: (864) 239-3900 - Fax: (864) 271-9939




                                                                January 29, 2001



Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of stockholders, which will be held on Tuesday, February 27, 2001, at 9:00 a.m., local time, in New York City.

     The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of the six directors to serve until the 2002 Annual Meeting of Stockholders and "FOR" ratification of the appointment of Arthur Andersen LLP as our independent auditors for the 2001 fiscal year. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting if you cannot attend.

     I look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ Michael L. Fulbright

                                            Michael L. Fulbright
                                            Chairman, President and
                                            Chief Executive Officer

                              JPS INDUSTRIES, INC.
                          555 NORTH PLEASANTBURG DRIVE
                                    SUITE 202
                        GREENVILLE, SOUTH CAROLINA 29607

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

Date and Time............     February 27, 2001 at 9:00 a.m., local time

Place....................     The Mark Hotel
                              25 East 77th Street
                              New York, New York  10021

Items of Business........     (1)  To elect six directors.
                              (2)  To ratify the appointment of Arthur Andersen LLP
                                   as our independent auditors for the 2001 fiscal
                                   year.
                              (3)  To transact such other business as may properly
                                   come before the Annual Meeting and any
                                   adjournment or postponement.

Record Date..............     You can vote if you are a stockholder of record as
                              of the close of business on January 29, 2001.

Annual Report............     Our 2000 Annual Report, which is not a part of the
                              proxy soliciting material, is enclosed.

Proxy Voting.............     It is important that your stock be represented and voted
                              at the Annual Meeting. Please vote in the following
                              manner: MARK, SIGN, DATE AND PROMPTLY RETURN the
                              enclosed proxy card in the postage-paid envelope.

                              Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ Charles R. Tutterow

                                       Charles R. Tutterow
                                       Corporate Secretary
                                       JPS Industries, Inc.

                              JPS INDUSTRIES, INC.
                          555 NORTH PLEASANTBURG DRIVE
                                    SUITE 202
                        GREENVILLE, SOUTH CAROLINA 29607

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board (as defined below) of JPS Industries, Inc. ("JPS," the "Company," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2001 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof, to be held on the date, at the time and place, and for the purposes set forth on the foregoing notice. This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about February 1, 2001.

     An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

     If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by providing proof of ownership, such as a bank or brokerage account statement, to JPS Industries, Inc., c/o American Stock Transfer & Trust Company, or by calling 864-239-3900 and asking for the Secretary of the Company. If you do not have an admission ticket, you must verify ownership of JPS Common Stock (as defined below) at the door.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the Company's offices located at 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607, by contacting the Secretary of the Company. The enclosed proxy is solicited by and on behalf of the Board. The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. The Board has no knowledge or information that any other person will specifically engage any employees to solicit proxies.

                          STOCKHOLDERS ENTITLED TO VOTE

     Holders of record of JPS Common Stock at the close of business on January 29, 2001 are entitled to receive notice of and to vote their stock at the Annual Meeting. As of that date, 9,156,833 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

                                     PROXIES

     Your vote is important. Stockholders of record may vote their proxies by mail. A postage-paid envelope is provided.

      Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

                                VOTING PROCEDURES

     You are requested on behalf of the Board to simply mark your proxy, date and sign it, and return it to American Stock Transfer & Trust Company in the postage-paid envelope provided.

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

     All stock that has been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the stock represented by that proxy will be voted as recommended by the Board.

     If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

     Please note that if you own stock in joint name, and other stock in your own name, you will receive a separate proxy card for the joint ownership.

                                  REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. If there is no such quorum, the holders of a majority in voting power of such shares of Common Stock so present or represented may adjourn the Annual Meeting from time to time, without further notice, until a quorum is obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

     A plurality of votes cast is required for the election of directors. The affirmative vote of a majority in voting power of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as our auditors for the 2001 fiscal year.

                         STOCKHOLDER ACCOUNT MAINTENANCE

     Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Common Stock and similar issues, may be handled by calling them at 800-937-5449.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of holdings and transactions in JPS's stock with the Securities and Exchange Commission. Officers, directors and persons who own more than 10% of a registered class of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's records and other information, we believe that in the 2000 fiscal year the

Company's directors and executive officers met all applicable Securities and Exchange Commission filing requirements.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Based upon information known to JPS as of January 29, 2001, the following table sets forth the ownership of the shares of Common Stock issued and outstanding as of such date by (a) each person or group that, to JPS' knowledge, is the beneficial owner of more than 5% of such shares on such date, (b) each director of JPS on such date, (c) each of the executive officers whose names appear in the summary compensation table, and (d) all directors and executive officers of JPS as a group on such date.

                                                              COMMON STOCK(1)
                                                  --------------------------------------
BENEFICIAL OWNER                                  NUMBER OF SHARES      PERCENT OF CLASS
----------------                                  --------------------------------------
Magten Asset Management Corp.(2)...........          1,039,106                 11.3%
  35 East 21st Street
  New York, New York 10010
Northeast Investors Trust..................          1,038,823                 11.3
  50 Congress Street, 10th Floor
  Boston, Massachusetts 02109
UBS AG.....................................          1,027,214                 11.2
  299 Park Avenue
  31st Floor
  New York, New York 10171
JWA Investments L.P........................            991,029                 10.8
  885 Third Ave., 34th Floor
  New York, New York  10022
Master Retirement Pension..................          1,925,685                 21.0
  Trust of JPS Industries, Inc.(3)
  c/o Mellon Bank, N.A.
  One Mellon Bank Center, Rm. 930
  Pittsburgh, Pennsylvania  15258
Robert J. Capozzi(4).......................          1,075,606                 11.7
Jeffrey S. Deutschman(5)...................             20,000                  0.2
Nicholas P. DiPaolo(5).....................             30,000                  0.3
Michael L. Fulbright.......................            613,300                  6.4
John M. Sullivan, Jr.(5)...................             22,600                  0.2
Monnie L. Broome...........................             39,810                  0.4
Charles R. Tutterow........................              1,000                  -
M. Gary Wallace............................             15,825                  0.2
Bruce R. Wilby.............................             30,000                  0.3
Directors and executive
  officers as a group(6)...................          1,848,141                 18.9%

------------
(1) Also includes shares of Common Stock which the following persons have the right to acquire within 60 days through the exercise of stock options:
     Jeffrey S. Deutschman, 20,000; Nicholas P. DiPaolo, 20,000; Michael L. Fulbright, 500,000; John M. Sullivan, 20,000; Monnie L. Broome, 25,000; Bruce R. Wilby, 30,000; and M. Gary Wallace, 15,825.

     The aggregate number of shares of Common Stock that all directors and executive officers as a group have the right to acquire within 60 days is 630,825. In each case, the percent of class is calculated on the basis that such shares of the person being reported are deemed outstanding. No voting or power exists with respect to such shares of Common Stock prior to acquisition.

(2) Includes shares of the Common Stock held by Magten in accounts managed by Magten on behalf of various investment advisory clients. Certain of such shares are held for the benefit of family interests of Talton R. Embry, the Chairman, a director and controlling shareholder of Magten, or in employee plans with respect to which Mr. Embry serves as a trustee. Magten has shared voting and investment power over all of such shares.

(3) Michael L. Fulbright and Charles R. Tutterow have shared voting and investment power over these shares by virtue of their position on the Investment Committee of the retirement plan. Each of them disclaim beneficial ownership of such shares.

(4) Includes 1,039,106 shares of Common Stock of JPS beneficially owned by Magten, of which Mr. Capozzi is Managing Director. See Note 2 above. Mr. Capozzi disclaims beneficial ownership of all of these shares. Mr. Capozzi waived his entitlement to receive any options to purchase shares of Common Stock to which each non-employee director will be entitled on the Effective Date. See "EXECUTIVE COMPENSATION--Compensation of Directors.

(5) Includes options granted to non-employee directors of JPS (other than Robert J. Capozzi) on the Effective Date. See "EXECUTIVE
     COMPENSATION--Compensation of Directors."

(6)  Includes 1,039,106 shares of Common Stock beneficially owned by Magten. See
     Note 4 above.


                          ITEM 1--ELECTION OF DIRECTORS

     Six directors, constituting the entire Board, will be elected at the Annual Meeting to serve for a one-year term expiring at our annual meeting in the year 2002. The Board recommends the reelection of Messrs. Capozzi, Deutschman, DiPaolo, Fulbright, Sullivan and Tutterow, the incumbents, as directors of the Company. On January 25, 2001, the Board elected Charles R. Tutterow as a member of the Board. Concurrently, with the election of Mr. Tutterow, the Board voted to set the number of Directors of the Company at six as of January 25, 2001.

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the incumbent directors, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. With the exception of Mr. Tutterow who took office on January 25, 2001, each director took office on October 9, 1997, the date on which JPS's plan of reorganization became effective (the "Effective Date"). Each director reelected will continue in office until his or her successor has been elected, or until his earlier death, resignation or retirement.

     We expect each incumbent director to be able to serve if reelected. If any director is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

      The principal occupation and certain other information about the directors to be reelected at the Annual Meeting is set forth below.

                 THE BOARD RECOMMENDS A VOTE FOR THE REELECTION
                         OF THE SIX INCUMBENT DIRECTORS

NAME, AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER INFORMATION OF EACH DIRECTOR AND EXECUTIVE OFFICER

     The following table sets forth certain information with respect to the persons who are members of the Board or executive officers of JPS.

     NAME                             AGE       POSITION(S) HELD
     ----                             ---       ----------------
     Robert J. Capozzi...........      36       Director
     Jeffrey S. Deutschman.......      43       Director
     Nicholas P. DiPaolo.........      59       Director
     Michael L. Fulbright........      51       Director, Chairman of the Board,
                                                   President and Chief Executive Officer
     John M. Sullivan, Jr........      55       Director
     Charles R. Tutterow.........      35       Director, Executive Vice President,
                                                   Chief Financial Officer and Secretary
     Monnie L. Broome............      59       Vice President-Human Resources
                                                   of JPS Industries, Inc.
     M. Gary Wallace.............      43       President, JPS Glass Division
     Bruce R. Wilby..............      50       President, JPS Elastomerics
                                                   Division

     The business experience of each of the directors and executive officers during the past five years is as follows:

     Mr. Capozzi is a Managing Director-Portfolio Manager of Magten Asset Management Corp. ("Magten"), an investment advisory firm established in 1978. Magten, a registered investment adviser under the Investment Advisers Act of 1940, as amended, beneficially owns approximately 11.3% of Common Stock as of January 11, 2001. Mr. Capozzi has been with Magten since 1986. Mr. Capozzi serves as a member of the Board of Directors of Magten Offshore Fund Ltd.

     Mr. Deutschman is a private investor and merchant banker. Mr. Deutschman has been a Managing Director of Crown Capital Group, Inc. since 1998, and is Chief Executive Officer of ISG Holdings, a privately held company engaged in specialty packaging and consumer products sampling. He is also a director of Resort Theaters of America, an operator of movie theaters and Davidson Cotton Company, an importer of bath and bed home textiles. From 1992 to 1995, he was a Managing Director with Aurora Capital Partners, L.P. Prior to that, he was a Managing Director and principal of Deutschman Clayton & Company. Mr. Deutschman has been Co-Chairman of the Board of Directors of The Cherokee Group, a designer, manufacturer, and marketer of casual apparel, and an officer and director of Fair Holdings Corporation and Fair Lanes, Inc., a manager and operator of bowling centers.

     Mr. DiPaolo is Vice-Chairman of the Board and Chief Operating Officer of Bernard Chaus, a leading women's apparel manufacturer. From January 1991 until his retirement in May 1997, Mr. DiPaolo was Chairman of the Board, President and Chief Executive Officer of Salant Corporation, a diversified apparel company listed on the New York Stock Exchange. From 1985 to 1991, Mr. DiPaolo served as President of Manhattan Industries, which was merged into Salant Corporation in 1988. Prior to that, he was Chairman and President of the Villager, a women's sportswear company, from 1979 to 1985. Mr. DiPaolo has also served on the Board of Directors of Manhattan Far East, a trading company based in Hong Kong.

     Mr. Fulbright was elected Chairman of the Board, President and Chief Executive Officer of the Company on February 27, 1999, effective March 1, 1999. Mr. Fulbright served as Chairman, President, Chief Executive Officer and a director of The Bibb Company, a diversified textile company, from August

1996 until October 1998. Prior to that, he served as President of the Denim Division of Cone Mills, Inc. from December 1994 to August 1996. Prior to that, Mr. Fulbright was employed with Springs Industries, Inc., a textile manufacturer, serving as President of the Greige Manufacturing Division from August 1992 to November 1994, as President of Wamsutta/Pacific Home Products from July 1986 to July 1992, and as Executive Vice President of Wamsutta/Pacific Home Products from December 1985 to July 1986. Prior to that, Mr. Fulbright was employed by M. Lowenstein Corporation and WestPoint Pepperell.

     Mr. Sullivan has served as President of American Silk Mills Corp. since 1985, and as President of Gerli & Co., Inc. since 1987. From 1987 to 1991, Mr. Sullivan served as President of Cheney Brothers Inc. Prior to that, he served as Executive Vice President (Merchandising, Marketing & Sales) of Gerli & Co., Inc. from 1984 to 1987. Prior to that, Mr. Sullivan served as President of A.H. Rice Company Inc., Pittsfield, Massachusetts from 1982 to 1989, as Vice President of Marketing and Sales of Gerli & Co., Inc. from 1979-1982, and as Sales Manager of American Silk Mills Corp. from 1974 to 1979.

     Mr. Tutterow was named Executive Vice President and Chief Financial Officer and Secretary of the Company effective on June 1, 2000, and a Director on January 25, 2001. Immediately prior to joining the Company, Mr. Tutterow served as Senior Vice President, Chief Financial Officer and Secretary of Optical Resources Group from November, 1998 until its sale in April, 2000. He served as Vice President, Chief Financial Officer and Secretary of The Bibb Company, a diversified textile company, from January, 1997 to October, 1998. Prior to that he was employed as Controller of the Denim Division of Cone Mills, Inc., as Manager of Corporate Finance for Kayser-Roth Corporation, and as a consultant with Deloitte and Touche, LLP. Mr. Tutterow holds M.B.A., C.P.A., C.M.A and C.F.M. certifications and is a director of Rite Stuff Foods, Inc.

     Mr. Broome has served as Vice President-Human Resources for JPS Industries since May 1988. He was Vice President of Human Resources for J. P. Stevens & Co., Inc. prior to that time. From October 1987 to January 1988 he was Vice President of Employee Relations for the Home Products Group of Springs Industries and from August 1980 to October 1987 Vice President of Personnel for
M. Lowenstein Corp.

     Mr. Wallace became President of JPS Glass Division in May 1999. He was Vice President of Marketing from October 1998 to May 1999 and Product Manager for Composite Fabrics from 1994 to October 1998. He has served in a variety of technical and managerial positions with the Company or its predecessors for 26 years.

     Mr. Wilby became President of the JPS Elastomerics Division, a wholly-owned subsidiary of JPS, in 1993 and has served in that capacity since that time. He was Vice-President of marketing and sales for Construction Products for the Company from 1991 to 1993. Prior to that, he served in a variety of technical and managerial positions with the Company or its predecessors for 25 years.

     None of the directors or executive officers listed herein is related to any other director or executive officer of the Company.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $20,000 annually for his services as a director, $1,200 for attendance at each meeting of the Board and each committee meeting which does not occur in conjunction with a directors' meeting, and $1,000 annually for his or her services as the chairman of any committee. In addition, each non-employee director received on the Effective Date a grant of options to purchase 25,000 shares of Common Stock (other than Robert J. Capozzi, who waived his right to receive such options) as of the Effective Date. On May 12, 1999, non-employee director options, other than those of Mr. Fulbright, that were granted on the Effective Date were "repriced" in accordance with actions taken by disinterested directors. Effective on that date, new options were issued at an exercise price based on the per share price of common stock on that date (which was $4.375 per share). With respect to the options granted to each non-employee director on the Effective Date, options to purchase 5,000 shares of Common Stock vested on the Effective Date and, with respect to the balance of the options so granted, options to purchase 5,000 shares of Common Stock will vest on each of the first, second, third and fourth anniversaries of the Effective Date. The repriced options continue to vest under this schedule. Moreover, non-employee directors are eligible to participate in the Company's 1997 Incentive and Capital Accumulation Plan (the "Incentive Plan"). Under the Incentive Plan, each non-employee director appointed subsequent to the Effective Date will receive on the date such director is appointed (the "Appointment Date") a grant of options to purchase 25,000 shares of Common Stock at an exercise price based on the per share price of Common Stock as of the Appointment Date. With respect to the options granted to each non-employee director appointed subsequent to the Effective Date, options to purchase 5,000 shares of Common Stock will vest on the applicable Appointment Date and, with respect to the balance of the options so granted, options to purchase 5,000 shares of Common Stock will vest on each of the first, second, third and fourth anniversaries of such Appointment Date.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

     During 2000, the Board met four times and had two ongoing committees, an Audit Committee and a Compensation Committee. All of the directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served in the 2000 fiscal year.

THE AUDIT COMMITTEE

     The Audit Committee, which consists of Messrs. DiPaolo, Deutschman, Capozzi and Sullivan, each of whom is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards), oversees management's conduct of the financial reporting process, the system of internal, financial, and administrative controls, and the annual independent audit of the Company's financial statements. All members are non-employee directors. The Committee makes recommendations to the Board regarding the independent auditors to be nominated for ratification by the stockholders, reviews the independence of such auditors, approves the scope of the annual activities of the independent and internal auditors, and reviews audit results. The Audit Committee held four meetings during the 2000 fiscal year.

THE COMPENSATION COMMITTEE

     The Compensation Committee, which consists of Messrs. Capozzi, DiPaolo, Sullivan and Deutschman, recommends to the Board compensation plans and arrangements with respect to the Company's executive officers and key personnel. The Compensation Committee also administers the Company's Incentive Plan. The Compensation Committee held one meeting during the 2000 fiscal year.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and five other most highly compensated executive officers of the Company in the 2000 fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended October 28, 2000, October 30, 1999 and October 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                    -------------------
                                         ANNUAL COMPENSATION       SECURITIES
NAME AND                                 -------------------       UNDERLYING                    ALL OTHER
PRINCIPAL POSITION              YEAR     SALARY(1)     BONUS      OPTIONS/SARS     PAYOUTS    COMPENSATION(2)
------------------              ----     ---------     -----      ------------     -------    ---------------
MICHAEL L. FULBRIGHT............2000    $  552,490   $ 770,000        --              --       $          18
   CHAIRMAN OF THE BOARD,       1999       369,157     275,000      500,000           --             343,885
   PRESIDENT AND CHIEF          1998         --          --           --              --              21,000
   EXECUTIVE OFFICER

CHARLES R. TUTTEROW.............2000    $   83,333   $  95,000       50,000           --       $          18
   EXECUTIVE VICE PRESIDENT     1999         --          --           --              --              --
   FINANCE, CHIEF FINANCIAL     1998         --          --           --              --              --
   OFFICER AND SECRETARY

MONNIE L. BROOME ...............2000    $  180,720   $  75,600        --              --       $       7,850
  VICE PRESIDENT--              1999       181,440       --          25,000           --               8,390
  HUMAN RESOURCES               1998       181,331       --           --              --               8,019

REID A. MCCARTER(3).............2000    $  182,067   $ 119,412        --              --       $       2,270
  PRESIDENT, JPS APPAREL        1999       158,722       --          45,000           --               2,300
                                1998       136,704       3,520        --              --               1,896

M. GARY WALLACE.................2000    $  159,642   $ 159,642       20,000           --       $       2,014
  PRESIDENT, JPS GLASS          1999       131,041       --          32,491           --               7,136
                                1998       103,092       --           --              --               6,730

BRUCE R. WILBY..................2000    $  180,180   $  67,567       15,000           --       $       7,522
  PRESIDENT, JPS                1999       180,180       --          25,000           --               7,533
  ELASTOMERICS                  1998       173,250       --           --              --               5,572

-----------------
(1) With respect to Messrs. Fulbright, Broome and McCarter includes imputed income relating to life insurance premium payments.

(2) Includes employer-matching 401(k) plan contribution, non-taxable employer-provided term life insurance premiums, imputed lease value of company-provided automobiles, and for Mr. Fulbright's compensation as Board Member for 1999 and 1998 of $18,867 and $21,000, respectively. In addition for 1999, includes a $325,000 bonus paid to Mr. Fulbright in connection with his employment with the Company.

(3) Effective with the sale of the Company's apparel business on November 17, 2000, Mr. McCarter resigned as an employee of the Company and accepted employment with the purchaser of the apparel business.

                       AGREEMENTS WITH EXECUTIVE OFFICERS

     This section sets forth descriptions of certain employment agreements in effect between the Company and its current or former executive officers. Where the terms "cause," "good reason" and "change in control" are used in relation to events of termination, such terms are used as defined in the respective employment agreements.

      On the Effective Date, JPS entered an employment agreement with Monnie L. Broome. The agreement provided that Mr. Broome would serve as Vice President-Human Resources of JPS. Under the agreement, the base salary for Mr. Broome is $180,000 per year. In addition, under the employment agreement, Mr. Broome received a retention grant cash payment of $115,531 and 14,810 shares of Common Stock. Mr. Broome is also eligible for an annual bonus of up to 50% of his base salary based upon the Company's attainment of certain performance goals specified in the Management Incentive Bonus Plan. Mr. Broome has consented for 2000 and 2001 to the reduction of his eligible bonus to 35% from 50%.

     On February 28, 1999, JPS entered into an employment agreement with Michael
L. Fulbright. The agreement provides that Mr. Fulbright will serve as Chairman of the Board (subject to the election by the stockholders of the Company), President and Chief Executive Officer of the Company commencing on March 1, 1999 and ending on October 31, 2001 (the "Employment Period"). Under the agreement, Mr. Fulbright's initial base salary is $550,000 per year and may be increased but not reduced during the Employment Period. In addition, the agreement provides that unless Mr. Fulbright voluntarily terminates employment for other than good reason, or his employment is terminated by the Company for cause, he will be eligible to participate in the Management Incentive Bonus Plan based upon the attainment by the Company of certain performance goals. Mr. Fulbright is eligible for a bonus of not less than 50% but not more than 200% of his base salary for each of the 1999, 2000 and 2001 fiscal years, provided the bonus for the 1999 fiscal year will be not less than 50% of his base salary for the 1999 fiscal year (without regard to whether the performance goals for such year are met). Subject to stockholder approval of the Amended Incentive Plan (which was subsequently obtained), the Compensation Committee of the Board granted Mr. Fulbright options to acquire 500,000 shares of Common Stock under the Amended Incentive Plan at $3.125 per share (the fair market value per share, as determined by the Compensation Committee, on February 28, 1999 (the "Grant Date")). For financial reporting purposes, the excess, of the price per share on the date of stockholder approval over the price per share on the Grant Date is being recognized by the Company as compensation expense over the vesting period of the options. In addition, Mr. Fulbright received a relocation grant cash payment of $325,000 in 1999. If Mr. Fulbright's employment is terminated by the Company other than for cause or is terminated by Mr. Fulbright for good reason, the Company will continue to pay his base salary without interest and he will continue to receive his target bonus (i.e., 50% of his base salary) through the later of (a) October 31, 2001 or (b) one year from the date of termination, provided that Mr. Fulbright will have the option to receive such salary and target bonus in one lump sum on the business day immediately following the termination date if he terminates his employment by reason of a change in control. On February 10, 2000, the Compensation Committee increased the bonus payable at target to 100% of base salary for the 2000 fiscal year. Corresponding adjustments were also made at other target levels. Mr. Fulbright also mutually agreed to the cancellation of the 25,000 options granted him in 1997 for his service as a director.

     On May 31, 2000, JPS entered into an employment agreement with Charles R. Tutterow. The agreement provides that Mr. Tutterow will serve as Executive Vice President, Chief Financial Officer and Secretary of the Company commencing on June 1, 2000 and ending on May 31, 2002 (the "Employment Time"). Under the agreement, Mr. Tutterow's initial base salary is $200,000 per year and may be increased but not reduced during the Employment Time. In addition, the agreement provides that unless Mr. Tutterow voluntarily terminates employment for other than good reason, or his employment is terminated by the Company for cause, he will be eligible to participate in the Management Incentive Bonus Plan based upon the attainment by the Company of certain performance goals. Mr. Tutterow is eligible for a bonus of not less than 50% but not more than 200% of his base salary during the Employment Time, provided the bonus for the 2000 fiscal year will be not less than $75,000. The Compensation Committee of the Board granted Mr. Tutterow options to acquire 50,000 shares of Common Stock under the Amended Incentive Plan at $3.78 per share (the fair market value per share, as determined by the Compensation Committee, on the date of grant. In addition, Mr. Tutterow is eligible for certain relocation payments. If Mr. Tutterow's employment is terminated by the Company other than for cause or is terminated by Tutterow for good reason, the Company will continue to pay his base salary without interest and he will continue to receive his target bonus (i.e., 50% of his base salary) for one year from the date of termination, provided that Mr. Tutterow will have the option to receive such salary and target bonus in one lump sum on the business day immediately following the termination date if he terminates his employment by reason of a change in control.

EMPLOYEE BENEFIT AND LONG-TERM COMPENSATION PLANS

RETIREMENT PENSION PLAN

     The Company maintains a Retirement Pension Plan for all employees (the "Pension Plan"), including its salaried employees. The Pension Plan is a defined benefit pension plan providing a formula benefit with contributions determined on an actuarial basis. The Pension Plan generally covers all employees 21 years of age or older who have completed one year of service with the Company. The Pension Plan generally takes into account annual compensation earned under certain predecessor plans of J.P. Stevens.

     The following table indicates the approximate amounts of annual retirement income that would be payable to a salaried employee under the Pension Plan based on the compensation levels and years of credited service shown. There would be no social security or other offset deducted from the amounts shown.

                               PENSION PLAN TABLE*

                                                      YEARS OF SERVICE
                              ----------------------------------------------------------------
REMUNERATION                  15 YEARS     20 YEARS       25 YEARS      30 YEARS      35 YEARS
------------                  --------     --------       --------      --------      --------
$    125,000                  $ 19,341     $ 25,788       $ 32,235      $ 38,682      $ 45,129
     150,000                    23,841       31,788         39,735        47,682        55,629
     160,000 and above          25,641       34,188         42,735        51,282        59,829

---------------
* Assumes individual retires at age 65 in 2000 with the indicated years of service and compensation. The social security integration level of such individuals would be $35,100. The social security integration level is adjusted annually.

      Credited years of service for benefit accrual under the Pension Plan as of November 1, 2000 for the following executive officers are:

         Michael L. Fulbright......................................1 year
         Charles R. Tutterow.......................................0 years
         Monnie L. Broome.........................................12 years
         M. Gary Wallace..........................................20 years
         Bruce R. Wilby...........................................25 years

     Annual retirement benefits for salaried employees are generally computed as the sum of 0.6% of a participant's average compensation (the annual average of five consecutive, calendar years of highest compensation during the last 10 calendar years of service) multiplied by the years of benefit service plus 0.6% of a participant's compensation which exceeds the Participant's Social Security Integration Level (equal to $35,100 for an employee who retires at age 65 in 2000), multiplied by the participant's years of benefit service up to a maximum of 35 years. The Pension Plan provides that each participant's benefits fully vest after five years of service or the attainment of age 55 with one year of service.

     This table may understate the benefits available to certain participants because salaried employees who were covered by the Pension Plan before July 1, 1989 are entitled to the greater of the benefit calculated under the formula noted above, or the sum of the amount calculated under the prior benefit formula as of June 30, 1989, plus additional accrued benefits under the new formula since July 1, 1989. Under the prior formula, a participant's annual pension payable as of normal retirement age was equal to 1% of the portion of "final average compensation" which was equal to the "social security integration level" in effect for the year of retirement, plus 1.5% of the portion of the participant's final average compensation in excess of the social security integration level, the sum of which was multiplied by the number of years of credited service not exceeding 35. In addition, as noted below, the table assumes that covered compensation was limited to the current allowable amount for all years while benefits may have been accrued in years when limitations were higher.

     Compensation covered by the Pension Plan consists of all payments made to a participant for personal services rendered as an employee of the Company which are subject to federal income tax withholding, excluding imputed income attributable to certain fringe benefit programs and also excluding deferred compensation and income associated with the exercise of certain stock options. In accordance with the Revenue Reconciliation Act of 1993 with respect to salaried employees, plan compensation covers up to an adjusted maximum of $160,000 per individual for the plan year beginning November 1, 1999. Plan compensation was subject to substantially higher limits in previous years (e.g., $235,840 for the Plan year beginning November 1, 1993). The amounts shown are also subject to possible maximum limitations under Section 415 of the Internal Revenue Code of 1986, as amended.

2000 EMPLOYEE INCENTIVE PLAN

     The Company's 2000 Employee Incentive Plan provides incentives for substantially all employees including key management employees of the Company and its divisions based on the financial performance of the Company and the divisions. The plan is designed to provide incentives to maximize operating earnings. Targets are set annually for operating earnings (defined as earnings before interest, taxes, depreciation and amortization before bonus expense and restructuring and reorganization expenses) for each operating division. If actual operating earnings are equal to the target, a targeted bonus is paid to each participant. To the extent actual operating earnings are greater than the target, amounts in excess of the targeted bonuses are paid to each participant. Likewise, operating earnings lower than target result in a bonus payment that is less then the targeted bonus. A participant's bonus is reduced to zero if actual operating earnings are below 80% of the target. Targeted bonus amounts expressed as a percentage of salary for participants in the plan range from 2% to 100%. Individuals listed on the Summary Compensation Table have targeted bonus amounts from 30% to 100% of salary.

1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN

     The Incentive Plan is intended to provide incentives that will attract, retain, and motivate highly competent individuals as key employees of the Company and its subsidiaries, by providing them with opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares. Pursuant to the Incentive Plan, 853,485 shares of Common Stock were originally reserved for issuance to salaried key employees and non-employee directors of the Company pursuant to benefits in the form of stock options, stock appreciation rights, stock awards, performance awards, and stock units that may be granted by the Compensation Committee comprised of disinterested members of the Company's Board. On February 27, 1999, the Compensation Committee of the Board adopted, subject to stockholder approval, which was subsequently obtained, an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance from 853,485 to 1,353,485, to increase the number of shares of Common Stock with respect to which Benefits (as defined below) may be granted to any individual during the term of the Incentive Plan from 853,485 to 1,353,485, and to increase the number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any individual during the term of the Incentive Plan from 325,000 to 525,000. The Incentive Plan will terminate on the tenth anniversary of its adoption.

OPTIONS GRANTS IN 2000

     The following executive officers received options grants during the last fiscal year. All grants were made at market value on the date of the grant.

                                                                                 POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR
                             INDIVIDUAL GRANTS                                         OPTION TERM
---------------------------------------------------------------------------------------------------------
 (A)              (B)              (C)          (D)             (E)               (F)              (G)
                                PERCENT OF
                                  TOTAL
                NUMBER OF        OPTIONS/
               SECURITIES          SARS
               UNDERLYING       GRANTED TO    EXERCISE
                OPTIONS         EMPLOYEES     OR BASE
                GRANTED         IN FISCAL      PRICE         EXPIRATION
NAME              (#)              YEAR        ($/SH)          DATE               5% ($)          10% ($)
----           ----------       ----------     ------        ----------          -------          -------
CHARLES R.
TUTTEROW         50,000           24.2%         3.78         05/31/2010          118,893          301,297

BRUCE R.
WILBY            15,000            7.3%         2.94         12/02/2009           27,715           70,236

M. GARY
WALLACE          20,000            9.7%         3.13         05/25/2010           39,305           99,609


AGGREGATED OPTION EXERCISES IN 2000 AND OPTION VALUES AT OCTOBER 28, 2000

     No executive officer of JPS and its subsidiaries exercised options in 2000. The following table provides information with respect to the value of options held by the executive officers of JPS and its subsidiaries at year-end measured in terms of the closing price per share of Common Stock on October 28, 2000 ($4.25 per share).

                                           NUMBER OF
                                     SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                      AT OCTOBER 28, 2000           OCTOBER 28, 2000 ($)(1)
                                     ---------------------          -----------------------

                                           EXERCISABLE/                   EXERCISABLE/
NAME                                      UNEXERCISABLE                   UNEXERCISABLE
----                                      -------------                   -------------
Michael L. Fulbright............         333,334/166,666                $375,000/$187,499
Monnie L. Broome................          25,000/0                             0/0
Charles R. Tutterow.............               0/50,000                        0/$23,450
M. Gary Wallace.................          15,825/36,666                        0/$22,500
Bruce R. Wilby..................          25,000/15,000                        0/$19,680

------------
(1) Value of unexercised "in-the-money" options is the difference between the market price of a share of Common Stock on October 28, 2000 and the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for recommending to the full Board the compensation to be paid to the Company's principal executive officers, including the Chief Executive Officer ("CEO"), establishing the annual bonus targets under the Management Incentive Bonus Plan, and designating the persons to whom and the amount in which stock options should be granted by the Company under the Incentive Plan. As previously described, in the 2000 fiscal year, the Company had employment agreements with Michael L. Fulbright, Charles R. Tutterow, and Monnie L. Broome. Set forth below is a report submitted by the Compensation Committee regarding the compensation policies for the 2000 fiscal year as they relate to the Company's principal executive officers, including the CEO.

COMPENSATION POLICIES

     In October of each year, subject to the specific requirements of employment agreements, the Compensation Committee reviews management's proposed annual salaries for the next fiscal year for principal executive officers, including its CEO for the 2000 fiscal year.

     Subject to the specific requirements of employment agreements, in determining whether to accept management's proposed salaries, or to recommend different salaries in respect of the executives, the Compensation Committee considers a number of factors, including but not limited to the following: (1) the Company's financial performance for the prior fiscal year, including whether the Company had a net profit or loss for such year, the amount thereof, the reasons for such performance, and whether such performance might have related to unforeseen events or events not in the executives' control; and (2) the extent to which an executive officer achieved certain objectives in his or her area of primary responsibility that might have been set in the prior fiscal year, or otherwise made a significant contribution to the Company.

     The Compensation Committee believes that an important factor in attracting and motivating JPS's executive officers is to ensure that the compensation paid to such individuals is competitive with that paid by comparable companies. In its review of management's proposed goals under the Employee Incentive Plan for a fiscal year, the Compensation Committee utilizes criteria similar to that which it uses in reviewing annual salaries.

     In considering the grant of stock options to employees, including the Company's principal executive officers, the Compensation Committee considers the responsibility level of the position, job performance and salary level, and reviews the long-term objectives of management and the Board.

EXECUTIVE COMPENSATION FOR THE 2000 FISCAL YEAR

     The Company's executive compensation program has three major components: base salaries, annual incentive compensation, and stock options.

     Based on the factors described above, the Compensation Committee recommended to the Board that management's salary recommendations for its senior executives be adopted. These recommendations included increases and freezing salaries at current levels depending on the executive and their current compensation level and that all salaries be frozen at current levels for periods ranging from six to 18 months. The Compensation Committee recommended to the Board that the recommendations for eligible participants in, and the Company's goals for, the Management Incentive Bonus Plan for the fiscal year ending October 28, 2000 be adopted.

BASE SALARIES

     The Company's executive officers receive base salaries as compensation for their job performance, abilities, knowledge and experience. Apart from any contractual commitments, the base salaries paid to the executives are intended to be maintained at competitive levels. This reflects the Compensation Committee's desire to place more emphasis on the incentive portion of executive compensation, and thereby correlating compensation to performance. The Compensation Committee reviews base salaries at least annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

     Chairman, President and CEO: Mr. Fulbright's base salary was set at $550,000 at the time of his employment and was not changed for 2000.

     Other Executive Officers: The 2000 salaries of the other executive officers (the "Other Executive Officers") are shown in the "Salary" column of the Summary Compensation Table, except for Mr. Tutterow whose base salary is $200,000.

ANNUAL INCENTIVE COMPENSATION

     The Compensation Committee has adopted an annual incentive compensation program, the Employee Incentive Plan (prior to 2000, the Management Incentive Bonus Plan), based upon corporate performance criteria to augment the base salaries received by executive officers. Under the Employee Incentive Plan and its predecessor, performance is measured as a function of the Company's growth in earnings per share from year to year, whether or not set targets are met, and in some cases a combination of return on assets, growth in sales, cash flow and operating profit.

     Chairman, President and CEO: For fiscal year 2000, Mr. Fulbright received a bonus of $770,000 under the Plan. In 1999, Mr. Fulbright received a guaranteed bonus of $275,000 under the plan.

     Other Executive Officers: The 2000 bonus payments to the Other Executive Officers are shown in the "Bonus" column of the Summary Compensation Table.

STOCK OPTIONS

     The Company established the Incentive Plan pursuant to which opportunities to acquire shares of Common Stock or monetary payments based on the value of such shares are awarded to highly competent employees of the Company.

     The Compensation Committee believes these grants to be consistent with its compensation policies by encouraging performance which contributes to the overall profitability of the Company and which increases the price of the Company's Common Stock.

     Mr. Wallace and Mr. Wilby were granted options in 2000 in furtherance of the Compensation Committee's policy. Mr. Tutterow also received options in 2000 upon his being named Executive Vice President-Finance and Chief Financial Officer. For additional information on options held by Executive Officers at October 28, 2000, see the table headed "Aggregated Option Exercises in 2000 and Option Values at October 28, 2000."

                                          The Compensation Committee,


                                          Robert J. Capozzi
                                          Jeffrey S. Deutschman
                                          Nicholas P. DiPaolo
                                          John M. Sullivan, Jr.



                             AUDIT COMMITTEE REPORT

     The Board of Directors appoints an audit committee each year to review the Company's financial matters. Each member of the Company's audit committee meets the independence requirements set by NASDAQ. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ending October 28, 2000, with management. The committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the company's independent auditors, Deloitte & Touche, LLP. The audit committee received a written disclosure and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report to shareholders and Form 10-K to be filed with the Securities and Exchange Commission.

     On May 25, 2000, the Board of Directors approved a revised written charter to govern the audit committee. A copy of the Company's audit committee charter, as revised, has been included as Exhibit A to this proxy statement.

                                          Nicholas P. DiPaolo, Chairman
                                          Robert J. Capozzi
                                          Jeffrey S. Deutschman
                                          John M. Sullivan
                                          Members, Audit Committee

                             STOCK PERFORMANCE GRAPH

     The line graph below compares, in percentage terms, the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the NASDAQ Stock Market Index, the S&P Manufacturing (Diversified) Index and the Standard & Poor's Supercap Specialty Textiles Index for the period beginning January 30, 1998, the date that the Company's Common Stock began trading on the NASDAQ national market system, and ending October 28, 2000. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on January 30, 1998, in the Company's Common Stock and in each of the foregoing indices. The Company is changing from a comparison to the S&P Supercap Textiles Index to the S&P Manufacturing (Diversified) Index in conjunction with the disposition of its textiles business. Accordingly, a decision was made that a textiles index was no longer appropriate and that the S&P Manufacturing (Diversified) Index is more representative of the group of companies to which the Company will be compared.


                                        1/30/98     10/98    10/99    10/00
                                        -------     -----    -----    -----
JPS Industries Inc.                       $100       $ 44     $ 24     $ 34
NASDAQ Stock Market Index                 $100       $110     $186     $209
S & P Textile (Supercap)                  $100       $ 51     $ 39     $ 30
S & P Manufacturing (Diversified)         $100       $107     $136     $164

                 ITEM 2--RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP to serve as our independent auditors for 2001, subject to ratification by our stockholders.

     Effective January 29, 2000, our board of directors approved a change in our accountants and engaged Arthur Andersen LLP as our principal accountants to audit our financial statements. We did not consult with Arthur Andersen LLP on any accounting or financial reporting periods before their engagement. Before this change, Deloitte & Touche LLP ("Deloitte & Touche") served as our independent auditors. The dismissal of Deloitte & Touche effective January 30, 2000 was approved by the Audit Committee.

     Deloitte & Touche performed the full fiscal year audit of our financial statements for the fiscal years ended October 28, 2000 and October 30, 1999. The report of Deloitte & Touche on our financial statements prepared in connection with the October 28, 2000 and October 30, 1999 audits was unqualified. Furthermore, in connection with such audits, there were no disagreements between us and Deloitte & Touche on any matters of accounting scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of such disagreements in connection with its report.

     A representative of Arthur Andersen LLP will be available to answer questions.

     The affirmative vote of a majority in voting power of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of this proposal.

               THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
                    APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR
                 INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.



                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Any stockholder who wishes to present a proposal for action at the Company's 2002 Annual Meeting of Stockholders, and who wishes to have it set forth in the Company's proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company in writing by notice delivered or mailed by first class United States mail to JPS Industries, Inc., 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607, Attn:
Secretary in such a manner that such notice is received by the Company not later than October 2, 2001. Any such notice shall set forth: (1) the name and address of the stockholder and the proposal to be introduced; (2) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (3) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the 2002 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

     With respect to a proposal submitted by a stockholder for the 2001 Annual Meeting of Stockholders outside of the process of Rule 14a-8 for which notice of the proposal is not received by the Company (at the address stated above) prior to December 5, 2001, the proxy to be solicited on behalf of the Board for the next annual meeting may confer discretionary authority to vote on any such proposal properly coming before such meeting.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for its latest fiscal year is available without charge to stockholders upon written request to JPS Industries, Inc., 555 North Pleasantburg Drive, Suite 202, Greenville, South Carolina 29607, Attn: Investor Relations.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                         By Order of the Board of Directors,

                                         /s/ Charles R. Tutterow

                                         Charles R. Tutterow
                                         Corporate Secretary
                                         JPS Industries, Inc.

January 29, 2001

                                    EXHIBIT A

                              JPS INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER

The Audit Committee of the JPS Industries Board of Directors has been established to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the financial reporting process, the system of internal, financial, and administrative controls, and the annual independent audit of the Company's financial statements.

The Committee's role is one of oversight, and recognizes that Management is responsible for preparing the Company's financial statements, and that the external auditor is responsible for auditing those financial statements.

The Committee is empowered to investigate any matter brought to its attention with full access to Company records, facilities, personnel, and outside experts as needed.

MEMBERSHIP

- The Audit Committee will be comprised of at least 3 directors who are independent and financially literate as required by SEC Release NASDAQ 34-42331.

- At least one member must have significant past employment experience in finance or accounting, relevant professional certification, or comparable experience or background with financial oversight responsibilities, such as having been a CFO or CEO.

RESPONSIBILITIES

The Audit Committee will fulfill its responsibilities by:

- Ensuring accountability of the external auditor to the Board and Audit Committee by recommending to the Board the firm of external auditors, and reviewing their qualifications, scope of work, performance, and fees;

-    Approving the annual audit plans of the external and internal auditors;

- Ensuring receipt from the external auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

- Discussing any disclosed relationships and their impact on the external auditor's independence, and recommending any actions to the Board necessary to satisfy itself of the auditor's independence;

                                    EXHIBIT A

                              JPS INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER

RESPONSIBILITIES (cont'd.)

- Reviewing the results of internal and external audit work performed, the quality and adequacy of internal controls, and material and significant controls issues resulting from audit activities;

- Following up of management's implementation of recommendations made by the external and internal auditors;

-    Reviewing and approving major changes in accounting policies and practices;

- Meeting periodically with Management to review the Company's major financial risk exposures;

- Reviewing the annual audited financial statements, and interim financial statements, before submission to the Board of Directors and prior to public release. This includes review, understanding and approval of significant adjustments, estimates, and accounting policy changes per the Statement on Audit Standards Number 61 (SAS 61);

- Providing an independent, direct communication between the Board and internal and external auditors;

- Overseeing legal and regulatory compliance, and compliance with the Company's Business Ethics Policy; and

-    Designate and sponsor Internal Audit's Charter and approach.

DISCLOSURES

The Audit Committee will conform to external disclosure requirements by:

- Certifying to the NASD as required regarding the independence and financial literacy of all Committee members; and

- Preparing for inclusion in the annual proxy statement, per SEC requirements, a statement certifying that the Audit Committee has reviewed and discussed the audited financial statements, and SAS 61 items as described above.

                                       JPS

                                       ---



                              JPS INDUSTRIES, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of JPS INDUSTRIES, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 29, 2001, and hereby appoints Michael L. Fulbright and Charles R. Tutterow, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of Common Stock of the Company held of record by the undersigned on January 29, 2001, and all of the shares as to which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 27, 2001 at 9:00 a.m., local time, at The Mark Hotel, 25 East 77th Street, New York, New York, 10021, and any adjournment or postponement thereof, in accordance with the following instructions.

         IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES SHALL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS SHALL BE GIVEN) FOR ITEMS 1 AND 2 AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                SEE REVERSE SIDE

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

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ADMISSION TICKET WITH YOU.

                                              ADMISSION TICKET

                                              JPS INDUSTRIES, INC.

                                              ANNUAL MEETING OF STOCKHOLDERS

PLEASE MARK YOUR

[x]  VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, AND 2.

1.   Election of six directors. (Mark ONE box only.)

        Nominees: Robert J. Capozzi, Jeffrey S. Deutschman, Nicholas P.
        DiPaolo, Michael L. Fulbright, John M. Sullivan Jr., Charles R. Tutterow

        FOR                                      WITHHELD
        All nominees listed                      Authority to vote
        at right (except as                      for all nominees
        indicated in the                         listed at right
        space provided)

        [ ]                                      [ ]

        To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                    ----------------------------------------

2. A proposal to ratify the appointment of Arthur Andersen, LLP as independent auditors for 2001. (Mark ONE box only.)

          FOR                 AGAINST             ABSTAIN

          [ ]                   [ ]                 [ ]

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.


-----------------------------------------
(SIGNATURE OF STOCKHOLDER)           DATE


-----------------------------------------
(SIGNATURE OF STOCKHOLDER)           DATE